Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette
Securities Corporation
Subject to Rule 10f-3 Under the Investment
Company Act of 1940
10f-3 TRANSACTIONS FOR THE PERIOND MARCH 1, 1999
THRPUGH MAY 31, 1999

REAL ESTATE INVESTMENT FUND


					Date		Shares
Security*				Purchased	Purchased

Hospitality Properties Trust	05/05/99	112,700


						% of
		Shares	Total		Offering
		Purchased	Shares	Purchased
Price per	by Fund	Offered	By
Share		Group		(000)		Group (1)

$26.81	124,100	7,000		1.77%



			Shares
Purchased		Held
From			05/31/99

Merrill Lynch	216,400



*	Unless otherwise indicated, the securities
	were part of an issue registered under the
	Securities Act of 1933 and offered to the
	public.
**	Indicates the purchase of an Eligible
	Rule 144A Security

1) 	Purchases by all Alliance Funds, Including
	the Fund, may not exceed:
	a) If purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or

	b) If purchased in an Eligible Rule 144A
	Offering, 25% of the total of (i) the
	principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified
	Institutional buyers, plus (ii) the
	principal amount of the offering of such class in any concurrent public offering.

Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette
Securities Corporation
Subject to Rule 10f-3 Under the Investment
Company Act of 1940
10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1999
THROUGH AUGUST 31, 1999

REAL ESTATE INVESTMENT FUND



				Date		Shares
Security*			Purchased	Purchased

Mission West Holdings	06/29/99	220,300



						% of
		Shares	Total		Offering
		Purchased	Shares	Purchased
Price per	by Fund	Offered	By
Share		Group		(000)		Group (1)

$8.25		243,400	7,750		3.14%



				Shares
Purchased			Held
From				08/31/99

Edwards, AG & Sons	220,300


*	Unless otherwise indicated, the securities
	were part of an issue registered under the Securities Act of 1933 and offered to the public.

**	Indicated the purchase of an Eligible
	Rule 144A Security

1) 	Purchases by all Alliance Funds, including
	the Fund, May not exceed:
	a) If purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or
	b) If purchased in an Eligible Rule 144A
	Offering, 25% of the total of (i) the
	principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.